UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/20/2007

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 20, 2007, Trimeris, Inc., (the "Company") was informed that Novartis Vaccines and Diagnostics, Inc. ("Novartis") had filed suit against Hoffman-La Roche Inc., Roche Laboratories Inc., Roche Colorado Corp., and F. Hoffman-La Roche LTD. (collectively "Roche") and the Company alleging infringement of Novartis' U.S. Patent No. 7,285,271 B1, entitled "Antigenic Composition Comprising an HIV gag or env Polypeptide" (the "'271 Patent").

Roche and the Company have not yet been served in this patent suit, brought by Novartis, related to the manufacture and sale of FUZEON (enfuvirtide). FUZEON is an innovative HIV fusion inhibitor that was approved in 2003, having been developed by Roche in collaboration with the Company. Since its approval, FUZEON has become an important option for the growing number of treatment-experienced HIV patients who have become resistant to other medicines used to treat HIV. Novartis does not currently provide any antiretroviral products for the treatment of HIV/AIDS.

It is our understanding that the '271 Patent that is the subject of the infringement suit was granted to Novartis approximately one month ago. Roche and the Company are currently reviewing a copy of the complaint, which was obtained from a third party. Roche and the Company will respond to the issues raised in the complaint in due course.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: November 26, 2007	By:	/s/ Martin A. Mattingly
Martin A. Mattingly
Chief Executive Officer